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                                                                  EXHIBIT 10.38

                             SECURED PROMISSORY NOTE

                                                          December 11, 2000
$2,000,000                                                Boston, Massachusetts

         FOR VALUE RECEIVED, INVEST INC. (the "Maker"), promises to pay to the order of Breakaway Solutions, Inc. ("Breakaway"), at its offices located at 2 Seaport Lane, Boston, Massachusetts, or at such other place as the holder of this Note may designate, the principal sum of TWO MILLION DOLLARS ($2,000,000), together with interest on the unpaid principal balance of this Note from time to time outstanding at 6.19% per annum until paid in full. The principal and all accrued interest on this Note shall be due and payable on December 20, 2000.

         Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All payments by the Maker under this Note shall be in immediately available United States funds. Payment of this Note is secured by a pledge of 1,052,631 shares of Breakaway Common Stock, par value $0.000125 per share, held of record by the Maker (the "Pledged Stock"), pursuant to a Pledge Agreement of even date herewith, between the Maker and Breakaway (the "Pledge Agreement").

         This Note shall become immediately due and payable without notice or demand upon the default in the payment or performance of this Note ( "Event of Default"):

         For so long as this Note is outstanding, the Maker hereby agrees not to sell, assign or otherwise transfer any shares of the Pledged Stock.

         No delay or omission on the part of the holder in exercising any right under this Note or the Pledge Agreement shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. This Note may be prepaid in whole or in part at any time or from time to time. Any such prepayment shall be without premium or penalty. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of the holder expressly referring to this Note and setting forth the provision so excluded, modified or amended.

         All rights and obligations hereunder shall be governed by the laws of New York and this Note is executed as an instrument under seal.

ATTEST:                                     MAKER:

INVEST INC.                                 INVEST INC.

By:                                By: /s/ Bader Al-Rezaihan
   --------------------------          ----------------------------------------
Name:                                      Name: Bader Al-Rezaihan
Title:                                     Title: President